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                                                                   EXHIBIT 10.13

                     CONVERTIBLE SUBORDINATED LOAN AGREEMENT

         This Agreement, dated as of September 30, 1999, is entered into among THIRD PARTY INVESTORS I, LLC, a Delaware limited liability company ("Borrower"), and ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender guaranty certain loans of Borrower;

         WHEREAS, Lender is willing to guaranty such loans of Borrower, provided that the Borrower agrees to reimburse the Lender on the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "Additional Capital Contribution" shall have the meaning given such term in the Operating Agreement.

         "Agreement" shall mean this Convertible Subordinated Loan Agreement.

         "Borrower" shall mean Third Party Investors I, LLC, a Delaware limited liability company.

         "Business Day" shall mean a day on which national banks are open for the transaction of business required for this Agreement in Milwaukee, Wisconsin.

         "Capital Contribution" shall have the meaning given such term in the Operating Agreement.

         "Class C Member Interest" shall mean the Member Interest held by a Class C Member pursuant to the Operating Agreement.

         "Closing Date" shall mean the date of this Agreement.


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         "Conversion Amount" shall mean the aggregate principal amount of Loans in excess of the Non-Conversion Amount.

         "Conversion Notice" shall have the meaning set forth in Section 3.2.

         "Development Agreement" shall mean the Development Agreements entered into by Lender and Borrower as contemplated by Section 5.5 of the Amended and Restated Operating Agreement of Borrower dated as of June 30, 1999.

         "Equity Pledge Agreement" shall mean that certain Second Amended and Restated Equity Pledge Agreement dated as of the date hereof between Group One Investors, LLC, as Pledgor, and Lender, as Pledgee and that certain Amended and Restated Equity Pledge Agreement of even date herewith between Twin Oaks Capital, LLC, as Pledgor, and Lender, as Pledgee.

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof, provided that any requirement for notice or passage of time has been satisfied.

         "Guaranty Amount" shall have the meaning set forth in Section 2.1(b) hereof.

         "Guaranty" shall mean that certain Guaranty dated as of August 31, 1999 made by Lender in favor of Key Corporate Capital Inc., as administrative agent, relating to the Key Credit Agreement.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of September 30, 1999 between Borrower, Lender and Key Corporate Capital, Inc., as Administrative Agent.

         "Key Credit Agreement" shall mean the Master Construction Line of Credit Agreement dated as of August 31, 1999 among the Borrower, the lending institutions named therein, the co-agents named therein and Key Corporate Capital, Inc., as administrative agent and all of he Credit Documents as defined in that agreement.

         "Key Loan" or "Key Loans" shall mean the loan or loans made to Borrower pursuant to the Key Credit Agreement.

         "Lender" shall mean Alterra Healthcare Corporation, a Delaware corporation.

         "Loan Amount" shall have the meaning set forth in Section 2.1(a) hereof.

         "Loan" and "Loans" shall have the meanings set forth in Section 2.1(a) hereof.

         "Loan Documents" shall mean the Note, the Equity Pledge Agreement and any other documents executed by Borrower or its members with or for the benefit of Lender in connection with this Agreement or the Loans.



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         "Material Adverse Effect" shall mean any act, omission or undertaking which would, singly or in the aggregate, have (or reasonably be expected to have) a material adverse effect upon the business, assets, liabilities, financial condition or results of operations of a Person.

         "Management Agreement" shall mean the Amended and Restated Assisted Living Consultant and Management Services Agreements between Lender and Borrower, each dated as of June 30, 1999, and al other similar agreements relating to a Project.

         "Mini-Perm Period" shall have the meaning set forth in the Key Credit Agreement.

         "Non-Conversion Amount" shall mean the earliest amounts loaned under this Agreement (exclusive of any interest on such amounts accrued or compounded hereunder) equal to the sum of i) $10,000,000.00 less the aggregate of the Supplementary Financing Loans outstanding as of the date the Non-Conversion Amount is being calculated, plus ii) all amounts paid or advanced by Lender under Section 2.1(b)(i) and (ii) which are required due to Lender's breach under the Guaranty or due to Lender's breach under any Management Agreement or Development Agreement.

         "Note" shall mean the Convertible Subordinated Loan Notes made by Borrower to the order of Lender and delivered to Lender pursuant to Section 2.1(c) hereof.

         "Other Loan Agreements" shall mean the September 30, 1999 Bridge Construction Loan Agreement, the December 30, 1998 and March 31, 1999 Management Fee Loan Agreements, as amended, the December 30, 1998 and March 31, 1999 Working Capital Loan Agreements, as amended, the June 30, 1999 Financing Cost Loan Agreement, as amended, and the September 30, 1999 Supplementary Financing Loan Agreement, in each case between the Borrower and the Lender

         "Operating Agreement" shall mean the Amended and Restated Operating Agreement of Borrower dated as of June 30, 1999.

         "Person" shall mean an individual, corporation, limited liability company, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Prepayment Amount" shall having the meaning set forth in Section 2.2 hereof.

         "Prepayment Notice Period" shall having the meaning set forth in
Section 2.2 hereof.

         "Project" or "Projects" shall mean the assisted living and/or dementia care residences developed, acquired and/or operated by Borrower pursuant to the Operating Agreement.

         "Supplementary Financing Loans" shall mean the principal balances (exclusive of any interest added to principal) loans made from time to time by Lender to the Borrower in the aggregate principal amount of up to $10,000,000.00 pursuant to that certain Supplementary


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Financing Loan Agreement dated as of September 30, 1999 by and between the
Lender and the Borrower.

         "Tax Distributions" shall mean cash distributions to members of Borrower from time to time in amounts sufficient to pay income tax liabilities (calculated at the highest federal marginal individual tax rates plus the highest state and local individual income taxes rates to which any member is subject), of such members in respect of their shares of the cumulative taxable income of the Borrower, the calculation of such distributions to take into account both the tax benefits resulting from taxable losses of the Borrower as well as the tax costs resulting from taxable income of the Borrower for the current and all prior tax years, net of any such prior distributions, on a cumulative basis.

         "Taxes" shall mean, with respect to any Person, taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties or assets.

         "Unmatured Event of Default" shall mean any event or condition which, with the lapse of time or giving of notice to Borrower contemplated hereby, would constitute an Event of Default.

                                   ARTICLE II
                 COMMITMENT TO LEND, BORROWING PROCEDURES, ETC.

Section 2.1  Loans

         (a) Amount. Lender agrees, from the Closing Date until the Maturity Date described in Section 2.1(d) below and upon the terms and conditions herein set forth, to make a loan or loans to Borrower in the aggregate principal amount of up to the maximum amount for which Lender may be obligated under the Guaranty (the "Commitment") (each such loan in herein referred to as the "Loan," all such loans are herein referred to as "Loans," and the aggregate amount of all such Loans outstanding from time to time, the "Loan Amount"). Borrower shall repay each of the outstanding Loans on its Maturity Date, or such earlier date if payment of the Loans are accelerated in accordance herewith.

         (b) Borrowings. If i) the Lender makes any required payments under the Guaranty, or ii) the Lender makes any advances for the benefit of the Borrower which are reasonably required to avoid or cure a default or event of default under the Key Loan, or iii) any amount shall be due and owing under any of the Other Loan Agreements and the Intercreditor Agreement prohibits the payment by Borrower of such amount due (unless such prohibition is the result of the Lender's default under the Guaranty or the Lender's breach of any Management Agreement or Development Agreement), then the amount of any such payment under
i) or advance under ii) or the amount due under iii) shall be deemed to have borrowed from the Lender and the Lender shall be deemed to have made a Loan to the Borrower in such amount with such Loan being made on the date upon which the Lender makes any such


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payment or advance or such amount is due. The Loans hereunder shall not exceed the Commitment.

         (c) Convertible Subordinated Loan Note. The obligations of Borrower to repay the Loans shall be evidenced by one or more promissory notes of the Borrower in the form attached hereto as Exhibit A, executed by Borrower and delivered to Lender as of the date of each Loan hereunder and in the principal amount of each such Loan.

         (d) Payments. Unless payment of the Loans are accelerated upon occurrence of an Event of Default pursuant to Section 8.2 hereof, the aggregate outstanding principal amount of the Loans relating to a Project, together with all accrued unpaid interest thereon, shall be due and payable (the "Maturity Date") on the earlier of i) the date on which the Mini-Perm Period was originally scheduled (or would have been so scheduled had the Mini-Perm Period election been made after the maximum possible construction period under Section
2.7 of the Key Credit Agreement) to expire for such Project, and ii) with respect of borrowings under Section 2.1(b)(iii), thirty (30) days after the date of demand by Lender for payments that are no longer prohibited by the Intercreditor Agreement. However, while the Intercreditor Agreement is in effect, no payment of principal and interest on any of the Loans, including any mandatory prepayments under Section 2.3, shall be due and payable to the extent and for the period that the Intercreditor Agreement prohibits such payment.

         (e) Interest Rate. The Loans shall bear interest, compounded quarterly, during the period from and including the date of funding to (but not including) the date the Loans are paid in full, at the per annum rates set forth in the Note. However, any Conversion Amount which Lender converts into Class C Member Interests under Article III shall bear no interest (including any interest which has been compounded) retroactive to the date such amount was first advanced under this Agreement.

Section 2.2  Optional Prepayment.

         The principal amount of each Loan may be repaid or prepaid in full or in part at any time prior to the Maturity Date, without premium or penalty, provided that, for Loans as to which the elapsed time from the date the amount was advanced under this Agreement exceeds six months (and are therefore subject to conversion under Section 3.1), the Borrower gives the Lender not less than thirty (30) days prior notice (the "Prepayment Notice Period") of the proposed prepayment date.

Section 2.3  Mandatory Prepayment.

         Borrower shall pay to Lender for application to the Loans in accordance with Section 2.4(c) an amount equal to all distributions made by Borrower to, on account of, or for the benefit of its members, except for i) Tax Distributions, and ii) distributions allowed under Section 9.2(d) of the Key Credit Agreement and the "further except" provisions of Section 9.2 of the Key Credit Agreement. However, no distribution may be made pursuant to ii) above unless Borrower on or before the date of the distribution has paid or caused to be paid in full


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all loans (including accrued interest) related to the Project involved in the distribution which loans are then owed to Lender under this Agreement and any of the Other Loan Agreements.

Section 2.4  Manner of Payment.

         (a) Each payment (including prepayments) by Borrower on account of the principal or interest on the Loan shall be made on the dates specified for payment under this Agreement (or, in the case of prepayments, on the dates specified by Borrower) to the Lender in lawful money of the United States of America in immediately available funds.

         (b) If any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (c) If some or less than all amounts due from Borrower are received by Lender, Lender shall distribute such amounts in the following order of priority:
(i) to the payment of all amounts then due and payable under this Agreement other than interest or principal; (ii) to the payment of interest then due and payable on the Loan; and (iii) to the repayment or prepayment of the principal balance of the Loans, with such repayment or prepayment being applied first to the Loans most recently made (except any prepayments made under Section 2.2 shall be applied to the Loans specified by Borrower).

Section 2.5  Basis of Calculation of Interest.

         All interest payable hereunder shall be calculated on the basis of the 360/365 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period.

Section 2.6  Maximum Interest Rate.

         In no event shall the amount of interest due or payable under the Note exceed the maximum rate of interest allowed by applicable law, and in the event that any such payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that Borrower not pay, and that Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which would lawfully be paid by Borrower under applicable law.

                                   ARTICLE III
                               OPTIONAL CONVERSION

         Section 3.1 Right of Optional Conversion. Subject to and upon compliance with the provisions hereof, the Lender shall have the right, at its option, at any time and from time to


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time, to convert prior to the close of business on the Maturity Date the
Conversion Amount (or a portion thereof) into Class C Member Interests in the Borrower based on and subject to the amount of time elapsed from the date the amount was advanced under this Agreement pursuant to the following schedule:


    ELAPSED TIME SINCE AMOUNT TO BE CONVERTED ADVANCED                         PERCENTAGE OF AMOUNT
                                                                                   CONVERTIBLE
------------------------------------------------------------ ---------------------------------------------------------
During months 7, 8 and 9                                                               50%
------------------------------------------------------------ ---------------------------------------------------------
During months 10, 11 and 12                                                            75%
------------------------------------------------------------ ---------------------------------------------------------
After 12 months                                                                        100%
------------------------------------------------------------ ---------------------------------------------------------


         Notwithstanding the foregoing, the Lender's rights to convert the Conversion Amount shall terminate upon the expiration of the Prepayment Notice Period to the extent of the Prepayment Amount to which such Prepayment Notice Period relates, unless the Borrower shall default in the payment of such Prepayment Amount.

         Section 3.2 Process for Optional Conversion. In order to exercise the conversion privilege with respect to any of the Conversion Amount, the Lender shall give to the Borrower a Conversion Notice specifying the amount of the Conversion Amount to be converted.

         Section 3.3 Issuance and Amount of Member Interest. As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Borrower shall cause to be delivered to the Lender at its offices an amendment to the Operating Agreement reflecting the Lender's membership interest therein resulting from the Conversion Amount so converted. The Conversion Amount shall be convertible into additional Class C Member Interests in the Borrower based on the portion of the Conversion Amount converted being an Additional Capital Contribution by Lender under the Operating Agreement (with no obligation or right of the Borrower's Class B Member to make a proportionate Additional Capital Contribution to prevent dilution of its Membership Interest as defined in the Operating Agreement).

         Each conversion shall be deemed to have been effected on the date on which the requirements set forth above in this Section 3 have been satisfied.

                                   ARTICLE IV
                               CLOSING DELIVERIES

         The following deliveries shall be made simultaneously with the execution of this Agreement:

Section 4.1  The Note.

         Borrower shall deliver to Lender the Note duly executed and dated as of the Closing Date.


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Section 4.2  Evidence of Approvals.

         Lender shall have received from the Borrower copies of all such documents and other evidence that it may reasonably request to confirm the Borrower's authority to enter into the Agreement and the transactions contemplated hereby, and to fully perform its obligations hereunder and thereunder.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties. Borrower hereby represents and warrants that:

         (a) Organization; Power; Qualification. Borrower is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, has the power and authority, to own or lease and operate its properties and to carry on its businesses as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign limited liability company, and is authorized to do business in each jurisdiction, in which the character of its properties or the nature of its business requires such qualification or authorization, and on which failure to so qualify would have a Material Adverse Effect on Borrower.

         (b) Execution and Enforceability. This Agreement has been duly executed and delivered by Borrower, and is, and each of the Loan Documents to which Borrower is a party is, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) the application of equitable principals, whether applied in equity or at law, and (ii) limitations by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws effecting enforcement of creditors' rights generally.

         (c) Authorization. Borrower is duly authorized to execute, deliver and perform its obligations under this Agreement and the Loan Documents. The execution, delivery and performance by Borrower of this Agreement and the Loan Documents do not and will not require any consent or approval of any governmental agency or authority.

         (d) No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents (i) do not and will not conflict with: (A) any provision of law, (B) the Borrower's operating agreement or the Delaware Limited Liability Company Act, (C) any material agreement binding upon Borrower, or (D) any court or administrative order or decree applicable to Borrower, and (ii) do not and will not require, or result in, the creation or imposition of any lien on any asset of Borrower.


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                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until all Loans pursuant to this Agreement, and all interest thereon, are paid in full, and unless Lender shall otherwise consent in writing:

Section 6.1   Notices.

         Borrower shall notify the Lender in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

         (a) Default. The occurrence of an Event of Default or Unmatured Event of Default;

         (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would constitute a Material Adverse Effect on the Borrower;

         (c) Material Adverse Change. The occurrence of a material adverse change in the business, operations or financial condition of Borrower; or

         (d) Other Events. The occurrence of such other events as the Lender may from time to time reasonably specify regarding the financial condition of Borrower.

Section 6.2   Existence.

         Borrower shall maintain and preserve its existence as a limited liability company, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, tradenames, and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time.

Section 6.3   Books, Records and Access.

         Borrower shall maintain accurate books and records in conformance with its method of income tax accounting. Within 15 days after receiving written notice from Lender, Borrower shall permit reasonable access by the Lender to the books and records of Borrower during normal business hours and permit the Lender to make reasonable copies of such books and records.

Section 6.4   Insurance.

         Borrower shall maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.


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Section 6.5   Repair.

         Borrower shall maintain, preserve and keep its properties in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained except for where the failure to comply with this
Section 6.5, individually or in the aggregate, does not have a Material Adverse Effect on Borrower.

Section 6.6   Taxes.

         Borrower shall pay when due, all of its Taxes, unless and only to the extent that Borrower is contesting such Taxes in good faith and by appropriate proceedings and Borrower has set aside in its books reasonable reserves therefor.

Section 6.7   Compliance.

         Borrower shall comply with all statutes and governmental rules and regulations applicable to it, except where the failure to comply with this
Section 6.7, individually or in the aggregate, does not have a Material Adverse Effect on the Borrower.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Loan Amount, and all interest thereon, is paid in full, and unless Lender shall otherwise consent in writing:

Section 7.1   Liquidation, Merger or Sale.

         Borrower shall not, without the prior written consent of Lender:

         (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise windup its affairs;

         (b) sell, lease, abandon, transfer or otherwise dispose of any real property or of any personal property in violation of the Key Credit Agreement;

         (c)  be party to any merger or consolidation; or

         (d) unless all of the Loans under this Agreement and all other loans under the Other Loan Agreements (excluding the Financing Cost Loan Agreement dated June 30, 1999) related to a Project are paid in full, sell, transfer, or distribute such Project.


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Section 7.2   Liens.

         Borrower shall not create, incur or suffer to exist, any lien (including, without limitation, any pledge, assignment, mortgage, title retaining contract or other type of security interest) to exist on any of the assets or property (real, personal or mixed, tangible or intangible) of the Borrower, other than:

                  (i) Liens for Taxes not delinquent or for Taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on Borrower's books and records;

                  (ii) Liens created in connection with workmen's compensation, unemployment insurance, and social security, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature made in the ordinary course of business;

                  (iii) Liens in favor of the Collateral Agent pursuant to the Key Credit Agreement;

                  (iv) Liens created in connection with purchase money mortgages or security interests granted to secure the purchase price of assets, the purchase of which does not violate this Agreement or any instrument required hereunder; or

                  (v) Liens allowed under the Key Credit Agreement.

Section 7.3   Distributions.

         Other than Tax Distributions, Borrower shall not make any distribution, directly or indirectly, whether in cash or in other property, on account of or for the benefit of its members unless Borrower on or before the date of the distribution has paid in full all loans (including accrued interest) related to the Project involved in the distribution which loans are then owed to Lender under this Agreement and any of the Other Loan Agreements (excluding loans under the Financing Cost Loan Agreement dated June 30, 1999).

                                  ARTICLE VIII
                          EVENTS OF DEFAULT & REMEDIES

Section 8.1   Events of Default.

         An Event of Default shall have occurred under this Agreement:

         (a) Non-payment. If Borrower shall default in the payment when due of any principal of, or interest on, the Loan, and such default shall not be cured within three (3) Business Days following notice thereof from Lender.


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         (b) Insolvency. If Borrower becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for Borrower or for a substantial part of the property of Borrower, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for a substantial part of the property of the Borrower and is not discharged within sixty days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower and, if instituted against Borrower, is consented to or acquiesced in by Borrower or remains for sixty days undismissed; or any warrant of attachment or similarly legal process is issued against any substantial part of the property of Borrower which is not released within sixty days of service.

         (c) Representations and Warranties. If any representation or warranty made under this Agreement or any statement in any certificate given directly by Borrower (and not by Lender as Borrower's agent under any Management Agreement or Development Agreement) hereunder shall be untrue, incorrect or misleading in any material respect when made or given.

         (d) Covenants. If Borrower shall default in the performance or observance of any covenant set forth in Article VI or Article VII hereof (except in each case to the extent such default is due to Landlord's breach under any Management Agreement or Development Agreement) and, with respect to any covenant set forth in Section 6.1, 6.3, 6.4, 6.5, 6.6, or 6.7, such default shall not be cured within thirty (30) days following notice thereof from Lender to Borrower.

         (e) Other Defaults. If there is an event of default under any of the Loan Documents, subject to any applicable period of grace.

Section 8.2   Remedies.

         If an Event of Default shall have occurred and shall be continuing, Lender shall have the right at its option, and in its sole discretion, to declare all amounts outstanding under the Note and this Agreement to be immediately due and payable (except that if an event described in Section 8.1(b) occurs, all amounts outstanding under the Note and this Agreement shall automatically become immediately due and payable). Lender shall promptly advise Borrower, in writing, of any such declaration, but failure to do so shall not impair the effect of such declaration. Lender shall also be entitled to exercise any and all remedies available to it, at law or equity.


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                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1   Waiver and Amendments.

         No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lender at law or in equity. No notice to or demand on the Borrower required hereunder or under the Note shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action and any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by the party affected by the amendment or modification or making the waiver. Any waiver of any provision of this Agreement or the Note, and any consent to any departure by Borrower from the terms of any provision of this Agreement or the Note, shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.2   Notices

         All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail, or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof and, if by telecopy, shall be followed forthwith by letter and shall be deemed to have been received upon dispatch and acknowledgment of receipt by the recipient's telecopier machine. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by overnight courier, in which event the Notice shall be deemed delivered the Business Day after it is accepted by the courier for next day delivery. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

         (i)  If to Borrower:

              Third Party Investors I, LLC

              c/o Twin Oaks Capital, LLC
              2215 York Road, Suite 500
              Oak Brook, Illinois 60523
              Attn: Ronald G. Kenny
              Fax: (630) 990-2110
              with a copy to (which shall not constitute notice):

              Hecht & Lentz
              333 Bridge, N.W., Suite 330
              Grand Rapids, Michigan 49504
              Attn:  David M. Hecht, Esq.
              Fax:  (616) 776-7203

         (ii) If to Lender:

              Alterra Healthcare Corporation
              450 N. Sunnyslope Road
              Suite 300
              Brookfield, Wisconsin  83005
              Attn:  President and CEO
              Fax: 414-789-6677

              with a copy to (which shall not
              constitute notice):

              Rogers & Hardin LLP
              229 Peachtree Street, N.E.
              2700 International Tower
              Atlanta, Georgia  30303
              Attn:  Alan C. Leet, Esq.
              Fax: 404-525-2224

         Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

Section 9.3   Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.4   Governing Law.

         This Agreement shall be construed under and governed by the laws of the state of Wisconsin, without giving effect to its principles of conflicts of laws.

Section 9.5   Successors and Assigns.

         This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and their successors and assigns. Neither Borrower nor Lender shall assign its rights or delegate its duties hereunder without the consent of the other party.

Section 9.6   Headings.

         Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

Section 9.7   Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Section 9.8   Expenses.

         In any litigation or other dispute resolution proceeding relating to this Agreement or any of the Loan Documents, the prevailing party shall be entitled to be awarded from the other party all of the prevailing party's reasonable costs and expenses (including reasonable fees and expenses of counsel).


                            [Signature Page Follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date first written above.


                                      ALTERRA HEALTHCARE CORPORATION,
                                      a Delaware corporation


                                      By: /s/Thomas E. Komula
                                         --------------------------------
                                             Thomas E. Komula
                                             Senior Vice President


                                      THIRD PARTY INVESTORS I, LLC,
                                             AS BORROWER
                                       BY: TWIN OAKS CAPITAL, LLC, ITS MANAGER


                                       By: /s/Ronald G. Kenny
                                          -------------------------------
                                              Ronald G. Kenny
                                              President

                                EXHIBIT A TO THE
                     CONVERTIBLE SUBORDINATED LOAN AGREEMENT

                       CONVERTIBLE SUBORDINATED LOAN NOTE

$                                                                         , 1999
 --------------                                           ------------ ---

          FOR VALUE RECEIVED, the undersigned, THIRD PARTY INVESTORS I, LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of Alterra Healthcare Corporation, a Delaware corporation ("Lender") and, together with any holder hereof ("Holder"), at 450 N. Sunnyslope Rd., Suite 300, Brookfield, Wisconsin 53005 (or at such other place as the Holder may designate in writing to Borrower), the principal amount of ______________________________ AND NO/100 DOLLARS ($____________), or, if less, the unpaid aggregate principal amount of all loans made from time to time hereunder, plus interest as hereinafter provided.

          All capitalized terms used herein shall have the meanings ascribed to such terms in that certain Convertible Subordinated Loan Agreement dated as of September 30, 1999 by and between Borrower and Lender (the "Loan Agreement"), except to the extent that such capitalized terms are otherwise defined or limited herein.

          The aggregate Loan Amount of all outstanding Loans relating to a Project made pursuant to the Loan Agreement, together with accrued and unpaid interest thereon, shall be paid as provided in Section 2 of the Loan Agreement.

          Borrower may repay all or any portion of the principal amount of this
Note in full or in part at any time prior to the Maturity Date, without premium or penalty, in the manner set forth in the Loan Agreement.

          The principal amount of outstanding Loans shall bear interest during the period from and including the date of funding of such Loans to (but not including) the date the principal amount thereof is paid in full, at a rate per annum equal to the lesser of i) the "Prime Rate" as published from time to time in the Money Rates Section of The Wall Street Journal or its successor plus one percent (1%) (the "Applicable Rate"), and ii) eleven percent (11%). However, no interest shall be payable on any principal of the Loans which are converted under Article III of the Loan Agreement.

          Interest shall be calculated on the basis of the 360/365 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period. All past due amounts of principal of, and to the extent permitted by applicable law, unpaid interest on, this Note from time to time outstanding, shall bear interest at a rate equal to the Applicable Rate plus two percent (2%).

          In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the undersigned or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal, unless the undersigned shall notify Holder, in writing that the undersigned elects to have such excess sum returned to it forthwith. It is the express intent hereof that the undersigned not pay and that Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the undersigned under applicable law.

          This Note is entitled to the benefits of the Loan Agreement which contains provisions with respect to the conversion of the principal amount of the Loans, the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment.

          Should an Event of Default occur under the Loan Agreement, then, at any time during which such Event of Default shall continue, Holder shall have the right and option, in its sole discretion, to exercise any and all of the remedies provided and available to it under the Loan Agreement.

          All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser or any other Person, hereby expressly waive presentation, demand of payment, protest, notice for demand of payment, protest and notice of non-payment, or any other notice of any kind with respect thereto.

          No delay or failure on the part of Holder in the exercise of any right or remedy hereunder, under the Loan Agreement or under the Equity Pledge Agreement, or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Equity Pledge Agreement, or at law or in equity, shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

          Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

          Holder shall be under no duty to exercise any or all of the rights and remedies given by this Note or the Loan Agreement or the Equity Pledge Agreement and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any Person against whom the party has, to the knowledge of the Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note or the Holder's interest in any collateral pledged or any guaranty given to secure this Note against such Person or other discharge such Person.

          The provisions of this Note shall be construed and interpreted, and all rights and obligations of the parties hereunder determined, in accordance with the laws of the State of Wisconsin.

[      IN WITNESS WHEREOF, Borrower has caused this Note to be executed, and delivered in its name, by and through the undersigned, thereunto duly authorized, as of the day and year first above written.


                                      THIRD PARTY INVESTORS I, LLC,
                                      a Delaware limited liability company

                                      By: Twin Oaks Capital, LLC, a Delaware
                                          limited liability company, Manager



                                          By:
                                             ----------------------------------
                                                 Ronald G. Kenny, President






                                       18